EXHIBIT 10(l)


                   Joint Motion For Preliminary Approval Of
                Settlement Agreement, To Authorize Class Notice,
            To Enjoin Other Actions And To Schedule Fairness Hearing



                              No. 96-03745

BILLIE ANNETTE DIFFIE,             X    IN THE DISTRICT COURT OF
BILLY DAVIS and DONNA              X
DAVIS, VIOLET L'HOMMEDIEU,         X
JOHNNIE R. KING, DEBORAH C.        X
CHAPEL, and JOHN W. CHAPEL         X
Individually and on Behalf of      X
Other's Similarly Situated,        X
                                   X
             PLAINTIFFS            X
                                   X
AND                                X    TRAVIS COUNTY, TEXAS
                                   X
NORA VINCENT, Individually,        X
                                   X
             PLAINTIFF             X
                                   X
AND                                X
                                   X
JAMES H. HUGHEY, et al.            X
                                   X
             INTERVENORS           X
                                   X
AND                                X
                                   X
DIANE CANTELLI, ROD MILLER,        X
KEITH WEATHERSBY, AND              X
JAMES YAMADA                       X
                                   X
              INTERVENORS          X
                                   X
VS.                                X
                                   X
                                   X
NATIONAL WESTERN LIFE INSURANCE    X
COMPANY and NATIONAL ANNUITY       X
PROGRAMS, INC.                     X
                                   X
              DEFENDANTS           X    53RD JUDICIAL DISTRICT


     JOINT MOTION FOR PRELIMINARY APPROVAL OF SETTLEMENT AGREEMENT, TO
                     AUTHORIZE CLASS NOTICE, TO ENJOIN
              OTHER ACTIONS AND TO SCHEDULE FAIRNESS HEARING




          All Policyholder Plaintiffs and Intervenors ("Plaintiffs"), National Western Life Insurance Company, ("NWL") and National Annuity Programs, Inc. ("NAP"), jointly move for preliminary approval of the Settlement Agreement, for authority to send notice to potential class members, to enjoin other actions, and to schedule a fairness hearing on the settlement as follows:

                                 I.

          Plaintiffs, NWL and NAP have reached a global settlement of all matters asserted by the Plaintiffs. Attached is Exhibit 1 as the executed Settlement Agreement, with all attachments. The proposed settlement is on a class action basis.

                                 II.

      Plaintiffs, NWL and NAP jointly request that the Court do the following, pursuant to Rule 42, T.R.C.P.:

      1. Examine the proposed Settlement Agreement and make a preliminary determination that the proposed settlement may be fair, adequate and reasonable to the proposed class members such that the Court can authorize sending notice and scheduling a class certification fairness hearing;

     2. Examine the evidence submitted with this motion to make a provisional determination that the proposed classes may be capable of being certified for settlement purposes , such that notices can be sent and a class certification and fairness hearing set;

     3. Approve the form of the notice and summary notice and the procedures to be used for class certification and scheduling the fairness hearing; and

     4. Set a class certification and fairness hearing and time deadlines for opt outs, objections, and motions and memorandum in support of this settlement.

The proposed settlement and the evidence in support of a provisional certification for settlement purposes is discussed below.

A. SETTLEMENT AGREEMENT

                                III.

      Plaintiffs believe that the proposed Settlement Agreement has a total
value of more than 10 million dollars.   Experts are currently being
employed to perform a final evaluation. NWL and NAP have agreed they do not oppose an evaluation in this range.

                                 IV.

     The proposed settlement will result in refunds to class members who suffered out-of-pocket losses, with many of the class members qualifying for refunds of thousands or tens of thousands of dollars.

                                 V.

     The settlement also guarantees the rate of interest NWL will pay on the annuities in the future.

                                 VI.

     A summary of the features of the proposed settlement are:



CLASS MEMBERS                           RELIEF                       VALUE


1.  Persons who actually          100% Refund at 3% Interest       $1,012,000
received 0% payments on           with 6% interest on the time
options 5, 6, & 7.                value of the lost money.


2.  Claim funds for persons       Claim Fund with                  $2,566,000
who suffered losses from          simplified claims
surrendering the annuities        process.
or choosing other payout
options as a result of the
0% payments or Guaranteed
Rate Reduction Program.


3.  Persons who chose Options     Can switch to fixed                $350,000
1-4 because of 0% payments.       term payouts.


4.  Future Payments under         NWL will guarantee               $1,200,000
Options 5, 6 and 7.               3% on Options 5 and
                                  6 and 5% on Option 7

5.  Nora Vincent subclass.        General relief, plus               $121,000
                                  allowing 3 year
                                  payout under Options
                                  5 & 6 or conversion
                                  to 3 year payout.


6.  Extra compensation to         $12,000 each to the                $272,000
Class Representatives             original 21 class
                                  representatives, and
                                  $5,000 each to the 4
                                  new Intervenors


7.  All persons subject           NWL will stop the                $1,100,000
to Guaranteed Rate                Guaranteed Rate
Reduction Program.                Reduction Program
                                  and will rescind all
                                  the Guaranteed Rate
                                  Reductions done in
                                  the past.

8.  Costs of Notice and           NWL will pay.                      $250,000
Administration


9.  Raising payments from         Already done by NWL              $2,100,000
0% to 3% 1997-1998


10. Attorneys fees and expenses   Paid by NWL and NAP              $1,900,000


                                  Total                           $10,871,000
                                                                 Approximately





                                  VII.

      The settlement agreement has many other advantages to the class. Some of the additional features are:

      a. If any of the claim funds are undersubscribed, the unused money will be allowed to pourover to the other claim funds in the event they are oversubscribed.

      b. Refunds to persons who actually received 0% interest will be paid at 100% regardless of the ultimate cost. NWL has agreed to pay the excess of the estimate of $1,012,000 if it is too low.

      c. In the event the claims are much lower than expected, which is doubtful, NWL has guaranteed to distribute at least $900,000 to class members.

      d. The claim funds of $2,566,000, plus the extra compensation of class representatives, will draw interest at 5% in the event there is an appeal.

      e. The claims process is very simplified. For the persons who received 0% payments, all they have to do is elect a form of withholding to receive their money. For persons filing on the other claim funds, the claim forms do not exceed 6 questions. The parties have agreed to objective grading criteria to resolve disputes over grading of claim forms.

                                VIII.

      As with any settlement, there are some limitations on the relief available to the class. The major limitations under the proposed settlement are:

      a. If there are unused funds after the claims process is completed, the funds revert to NWL, subject to the $900,000 guaranteed payment.

      b. The claim fund of $2,566,000 is capped, so that if claims exceed this amount they will be reduced proportionally, unless there is pourover money, and paid. Plaintiffs have employed experts who have estimated that the $2,566,000 should be adequate to pay approved claims at or close to 100%.

      c. NWL and NAP have the right to withdraw from the settlement if there are more than 1,000 opt outs.

      d. If the team evaluating the claims cannot agree, or if the policyholder is unhappy with a claim rejection and wants to appeal, the right to appeal is limited. The right to appeal is limited to a non-jury hearing before Judge Margaret Cooper or a Special Master appointed by Judge Cooper, whose determination shall be binding and non-appealable.

      e. While the formulas set up should pay approved claims at 100% of the out-of-pocket loss, class members would not be able to recover consequential damages, attorney's fees, or treble or punitive damages. If an appeal to Judge Cooper of the Special Master is instigated by Plaintiffs' counsel, then Plaintiffs' counsel will represent the class member at the hearing at no charge to the class member. If a class member decides to appeal after a claim has been unanimously rejected, then the class member must pay his own attorney.

                                 IX.

      As with any settlement of this complexity, this summary is not exhaustive and the court should refer to Exhibit 1. The parties would gladly answer any further questions the Court may have.

                                 X.

      On attorney's fees and expenses, Plaintiffs' counsel is going to request recovery of $1,900,000. NWL and NAP have agreed not to oppose an award up to this amount. Plaintiffs' counsel will have substantial continued work in the case, including:

      a. Preparing motions in support of the settlement and overseeing the approval of the settlement;

      b. monitoring telephone calls to the toll free number to make sure that policyholders are given accurate information about the settlement;

      c.  evaluating claim forms;

      d. handling appeals where Plaintiffs' counsel disagrees with the grading of the claim;

      e.  overseeing the payment of claims; and

      f. preparing and filing a final report with the Court as to the amount and numbers of claims paid.

As will be shown in the fee application to be filed later, Plaintiffs' counsel believes the $1,900,000 requests is reasonable, if not low, given the value of the settlement and the actual time spent on the case through completion of the settlement.

B. EVIDENCE REGARDING PRELIMINARY CERTIFICATION FOR PURPOSE OF SENDING
NOTICE.
                                 XI.

      In support of their request, Plaintiffs, NWL and NAP submit the following affidavits:

       a.  Affidavit of  Paul Facey, from NWL, attached as Exhibit 2;

       b.  Affidavit of Noel N. Painovich, from NAP, attached as Exhibit 3;

       c.  Affidavit of G. Wade Caldwell, attached as Exhibit 4; and

       d.  Deposition excerpts from Nora Vincent, attached as Exhibit 5.

      These affidavits establish that the Court has a basis for making a preliminary determination that the proposed classes might be certified as a settlement class. The affidavit of Paul Facey, of NWL, establishes that all of the proposed class members had identical contract language and were treated in an identical manner regarding the 0% interest payment on Options 5, 6 and 7, the Guaranteed Rate Reduction Program, and the refusal to allow 3 year certain payouts. The affidavit of Noel
N. Painovich, of NAP, establishes that the annuities were marketed in a uniform manner, using uniform marketing materials and the class members were not told of the possibility of the Guaranteed Rate Reduction Program. The Affidavit of Mr. Caldwell, Plaintiffs' counsel, establishes the size of individual class members claims makes it unlikely that they would pursue individual lawsuits, and that the class action mechanism is the most efficient way to resolve this matter, both for class members and the courts. As this Court is aware, two teacher organizations, the Texas Classroom Teachers Association and Texas Federation of Teachers have filed Amicus Briefs also supporting these arguments for class certification. The deposition of Ms. Vincent supports creation of the subclass.

                                XII.

     Plaintiffs, NAP and NWL further request that the Court temporarily enjoin all persons who are members of the Proposed Class from: (1) filing, commencing, prosecuting, intervening in, or participating in any lawsuit in any jurisdiction based on or relating to the claims and causes of action, or the facts and circumstances relating thereto, in this action and/or the Released Transactions (as that term is defined in the release unless there is already a pending lawsuit and/or the member excludes himself as a class member from this suit); and (2) filing, commencing or prosecuting a lawsuit as a class action (including by seeking to amend a pending complaint to include class allegations, or seeking class certification in a pending action), based on or relating to the claims and causes of action, or the facts and circumstances relating thereto, in this action and/or the Released Transactions (as defined in the release). The parties request that this temporary injunction persist until the date set herein for the hearing on the fairness of the settlement. Such temporary injunctive relief is required to ensure that other actions do not deprive this Court of jurisdiction or otherwise diminish the benefits of the proposed settlement.

                                XIII.

     An Order, approved as to form by all counsel, is submitted in conjunction with this motion. It is requested that the Court sign the Order.

     THEREFORE, it is requested that:

     a.  The motion be granted as requested above; and

     b. Plaintiffs, NWL and NAP have such other and further relief to which they may be entitled.


                                   Respectfully submitted,

                                   COUNSEL FOR PLAINTIFFS AND
                                   INTERVENORS

                                   MARTIN, DROUGHT & TORRES, INC.
                                   NationsBank Plaza, 25th Floor
                                   300 Convent Street
                                   San Antonio, Texas  78205
                                   Telephone: (210) 227-7591
                                   Telecopier: (210) 227-7924


                              By:  /S/ G. Wade Caldwell by Mark L. Kincaid
                                   G. Wade Caldwell
                                   State Bar No. 03621020

                                   CO-COUNSEL FOR PLAINTIFFS AND
                                   INTERVENORS

                                   KINCAID & HORTON
                                   100 Congress Avenue, Suite 2100
                                   Austin, Texas  78701
                                   Telephone: (512) 499-0999
                                   Telecopier: (512) 499-0816


                              By:  /S/ Mark L. Kincaid
                                   Mark L. Kincaid
                                   State Bar No. 11431300


                                   COUNSEL FOR DEFENDANT NATIONAL
                                   ANNUITY PROGRAMS, INC.

                                   HERRING & IRWIN, L.L.P.
                                   806 West Avenue
                                   Austin, Texas  78701
                                   Telephone: (512) 320-0665
                                   Telecopier: (512) 320-0931


                              By:  /S/ Charles Herring, Jr.
                                   Charles Herring, Jr.
                                   State Bar No. 09534100

                                   COUNSEL FOR DEFENDANT NATIONAL
                                   WESTERN LIFE

                                   GEORGE, DONALDSON & FORD, L.L.P.
                                   1100 Norwood Tower
                                   114 West Seventh Street
                                   Austin, Texas  78701
                                   Telephone: (512) 495-1400
                                   Telecopier: (512) 499-0094


                              By:  /S/ R. James George, Jr.
                                   R. James George, Jr.
                                   State Bar No. 0781000
                                   J. Roger Williams, Jr.
                                   State Bar No. 21555650



                       CERTIFICATE OF SERVICE

     I hereby certify that a true and correct copy of the above Joint Motion for Preliminary Approval of Settlement Agreement, to Authorize Class Notice and For Scheduling a Fairness Hearing has been sent to counsel of record on September 24, 1998, by the means described below:

      Charles Herring, Jr.                         via Hand Delivery
      Law Offices of Charles Herring, Jr.
      & Associates
      1002 West Avenue, Suite 200
      Austin, Texas 78701

      Mark L. Kincaid                              via Hand Delivery
      Law Office of Mark L. Kincaid
      100 Congress Ave., Suite 2100
      Austin, Texas 78701

      R. James George, Jr.                         via Hand Delivery
      J. Roger Williams, Jr.
      George, Donaldson & Ford, L.L.P.
      1100 Norwood Tower
      114th  West 7th Street
      Austin, Texas  78701

      Ms. Nora Vincent                             via First Class Mail
      1825 Green Ridge
      Carrollton TX  75007


                              /S/ J. Roger Williams, Jr.
                                  J. Roger Williams, Jr.










                                   EXHIBIT 1


                                  No. 96-03745

BILLIE ANNETTE DIFFIE,                  X    IN THE DISTRICT COURT OF
BILLY DAVIS and DONNA                   X
DAVIS, VIOLET L'HOMMEDIEU,              X
JOHNNIE R. KING, DEBORAH C.             X
CHAPEL, and JOHN W. CHAPEL              X
Individually and on Behalf of           X
Other's Similarly Situated,             X
                                        X
          PLAINTIFFS                    X
                                        X
AND                                     X    TRAVIS COUNTY, TEXAS
                                        X
NORA VINCENT, Individually,             X
                                        X
          PLAINTIFF                     X
                                        X
AND                                     X
                                        X
JAMES H. HUGHEY, et al.                 X
                                        X
          INTERVENORS                   X
                                        X
AND                                     X
                                        X
DIANE CANTELLI, ROD MILLER,             X
KEITH WEATHERSBY, AND                   X
JAMES YAMADA                            X
                                        X
               INTERVENORS              X
                                        X
VS.                                     X
                                        X
                                        X
NATIONAL WESTERN LIFE INSURANCE         X
COMPANY and NATIONAL ANNUITY            X
PROGRAMS, INC.                          X
                                        X
          DEFENDANTS                    X    353RD JUDICIAL DISTRICT




                           SETTLEMENT AGREEMENT

     This Settlement Agreement (hereinafter, "Agreement") is entered into between National Western Life Insurance Company ("NWL" or "National Western"), National Annuity Programs, Inc. ("NAP"), and the undersigned policyholder plaintiffs, intervenors, and class-representatives ("Plaintiffs"), by and through the Plaintiffs', counsel of record, G. Wade Caldwell, Martin, Drought & Torres, Inc. and Mark L. Kincaid, Kincaid & Horton (hereinafter, collectively, "Plaintiffs' Counsel"):

     1. WHEREAS, NWL is a Colorado corporation with its principal place of business in Austin, Texas engaged in the business of selling life insurance and annuity products; and

     2. WHEREAS, NAP is a Texas corporation that engaged in the business of marketing annuities for NWL for a period of time; and

     3. WHEREAS, the Plaintiffs purport to represent certain classes and subclasses as set forth in their most recent petition and pleas in intervention; and

     4. WHEREAS, Plaintiffs' Counsel are the attorneys of record for the Plaintiffs in Diffie, et al. v. National Western Life Insurance Company, et al., No. 96-03745, 53rd District Court, Travis County, Texas (hereinafter, the "Lawsuit"), which was filed as a class action on behalf of all persons who purchased the annuities listed below in paragraph 16 and which implicates state and federal laws, including but not limited to the Employee Retirement Income Security Act of 1974, as amended; and

     5. WHEREAS, NWL and NAP deny the material allegations in the original and amended petitions and pleas in intervention in the Lawsuit, and deny any wrongdoing of any kind; and

     6. WHEREAS, NWL, NAP and the Plaintiffs agree to the certification of a class or classes as defined in paragraph 16 for settlement purposes only, with such class being referred to hereinafter as the "Settlement Class"; and

     7. WHEREAS, the parties have conducted extensive discovery and independent investigations of the facts and analyses of the legal issues and recognize the uncertainties of the outcome of the Lawsuit and the likelihood that any final result would require years of further complex litigation and substantial expense; and

     8. WHEREAS, Plaintiffs' Counsel believe that settlement at this time as provided in this Agreement will be in the best interests of the Settlement Class in light of the costs, risks and delay of continued litigation; and

      9. WHEREAS, NWL, NAP, Plaintiffs and Plaintiffs' Counsel agree that the settlement provided in this Agreement, and the settlement provided in the agreement between Plaintiffs and NAP, filed with the Court on or about August 27, 1997 ("NAP Settlement Agreement") is a fair, reasonable and adequate resolution of the dispute between NWL and Plaintiffs and between NAP and Plaintiffs; and

     10. WHEREAS, NWL, NAP, and Plaintiffs desire to compromise and settle all issues and claims which have been brought, or which could have been brought, in the Lawsuit against NWL and NAP by or on behalf of the Plaintiffs; and

     11. WHEREAS, members of the Settlement Class who elect to be excluded from the Settlement Class as provided in this Agreement and by order of the Court will not be prejudiced in their rights to pursue any such claims through litigation, mediation or arbitration; and

     12. WHEREAS, NWL, NAP and the Plaintiffs desire and intend to seek Court approval of the settlement of the Lawsuit as set forth in this Agreement, and, upon approval of the settlement, NWL, NAP and the Plaintiffs intend also to seek a final order and judgment from the Court dismissing the claims of all members of the Settlement Class with prejudice;

     13.  NOW, THEREFORE, IT IS AGREED that in consideration of

          a. the promises and mutual covenants set forth in this Agreement, and

          b.  the entry by the Court of:

              (i) a final order and judgment dismissing with
                  prejudice the claims asserted against NWL and NAP in this Lawsuit by all members of the Settlement Class and an order approving the terms and conditions of this settlement as set forth in this Agreement, as required by the Texas Rules of Civil Procedure, and

             (ii) an order that any persons who timely elect to be
                  excluded from the Settlement Class as provided in this Agreement, and ordered by the Court, will be excluded,

the Lawsuit between NWL, NAP and the Plaintiffs shall be settled and compromised under the terms and conditions set forth below.

     14. In exchange for the promises and covenants set forth herein, NWL agrees to perform the obligations set forth in the Terms of Settlement described in Exhibit "A" attached hereto.

     15. NWL, NAP, and the Plaintiffs agree, solely for the purposes of this settlement and its implementation, that the Lawsuit shall proceed as a class action with respect to NWL and NAP as alleged in Plaintiffs' most recent petition. In the event the Settlement Class is not certified as requested by Plaintiffs, NAP and NWL, any statement made during certification by NWL or NAP shall not constitute in this or any other proceeding an admission by NWL or NAP or a finding or evidence that any requirement for class certification is otherwise satisfied against NWL or NAP.

     16.  The "Settlement Class" shall consist of the following:

           a. All purchasers, who were residents of the United States at the time of purchase, of National Western annuity Forms Nos. 01-1076, 01-1082, 01-2205, 01-2205A, 01-2206,
               01-2206C, 01-2301 and 01-2301A from January 1, 1987 to
               present who have not yet annuitized or who (a) surrendered or (b) annuitized and selected settlement options 1-11 on or after September 1, 1992 (the "0% Interest Class");

           b. All purchasers, who were residents of the United States at the time of purchase, of National Western annuity Forms Nos. 01-1057, 01-1059, 01-1061, 01-1061A, 01-1061C,
               01-1061D, 01-1061 Rev. 6/86, 01-1063, 01-1063A,
               01-1063 Rev. 1/85, 01-1063D, 01-1063 Rev. 6/86, 01-1063A
               Rev. 9/86 and 01-1065 who have not yet annuitized or who surrendered their annuity policies after October 1, 1993 (the "Guaranteed Rate Reduction Class"); and

           c. All persons who purchased National Western annuities Forms Nos. 01-1057, 01-1059, 01-1061, 01-1061A, 01-1061C,
               01-1061D, 01-1061 Rev. 6/86, 01-1063, 01-1063A,
               01-1063 Rev. 1/85, 01-1063D, 01-1063 Rev. 6/86, 01-1063A
               Rev. 9/86, 01-1065, 01-1076, 01-1082, 01-2205, 01-2205A,
               01-2206, 01-2206C, 01-2301 and 01-2301A from Nora
               Vincent.

Persons who agreed to release or waive claims against NWL concerning one of the annuity policies listed in Paragraph 16(a) and 16(b), while represented by counsel, will not be members of, and will be excluded from, any class defined herein. The term "surrendered" shall include moving the annuity funds to another company in a lump sum or receiving funds in a lump sum, or otherwise not receiving the Account Balance. This does not include policyholders who received a lesser amount due to any or all of the following: loans, partial withdrawals, death claims, election of the commuted value of a series of payments, or any tax or penalty imposed by any state or federal entity. The Settlement Class includes plan trustees to the extent they are the appropriate person to receive notice.

    17. NWL, NAP, and Plaintiffs' Counsel shall present this Agreement to the Court as soon as practicable, along with a Joint Motion for Preliminary Approval of Settlement Agreement, to Authorize Class Notice, to Enjoin Other Actions and to Schedule Fairness Hearing, in the form attached hereto as Exhibit "B", and shall take all appropriate steps to obtain an order in the form attached as Exhibit "C", (a) provisionally certifying the Settlement Class as provided for in this agreement for the purposes of provisionally approving the settlement agreements between NAP, NWL and the plaintiffs, (b) allowing notice to be disseminated to members of the Settlement Class, (c) approving notice by mail and publication in the forms attached hereto as Exhibits "D" and "E", and (d) scheduling a hearing on the fairness of the proposed settlement.

    18. Administration of the notice and claims process shall be governed by the Agreement Regarding Administration Of Class Settlement attached hereto as Exhibit "F".

     19. The notice described in paragraph 17 shall advise the policyholders:

          a.  they are members of the Settlement Class;

          b. that members of the Settlement Class will be bound by the judgment in this Lawsuit unless they mail a written election to be excluded from the Settlement Class postmarked no later than fourteen days before the final approval hearing;

          c. that each member of the Settlement Class who does not file a written election to be excluded from the Settlement Class will be eligible for relief under this agreement provided that they satisfy the other criteria for claims;

          d. that those persons wishing to file objections to the proposed settlement must do so no later than fourteen days before the final approval hearing;

          e. of the date, place and time set for a final hearing on the proposed settlement; and

          f. of the amount of expenses and attorney's fees proposed to be paid to Plaintiffs' Counsel.

    20. Subject to Court approval, any potential Settlement Class member who intends to request exclusion from the Settlement Class or to object to the fairness of this Agreement must mail any such request for exclusion or objection to this Agreement in writing to the address set forth in Exhibit D, postmarked no later than fourteen (14) days before the final approval hearing. Each person requesting exclusion and each objector to this Agreement must set forth his or her full name and current address, and must provide the policy number for his or her policy. Objectors to this Agreement must state in writing all objections and the reasons therefor, and, if applicable, the objector's statement of intent to appear at the fairness hearing. Any Settlement Class member who does not file timely written objections to this Agreement and notice of his or her intent to appear at the fairness hearing pursuant to this paragraph and this notice shall, unless good cause is shown, not be permitted to object to this Agreement at the fairness hearing, and shall be foreclosed from seeking review of this settlement by appeal or otherwise.

     21. As part of the final approval by the Court of this Agreement and settlement contemplated hereby, NWL, NAP and the Settlement Class shall seek entry of a Final Judgment in the form attached hereto as Exhibit "G," dismissing with prejudice and without further costs this Lawsuit against NAP and NWL and any and all claims the Settlement Class members alleged or could have alleged against NAP and/or NWL in any way relating to the annuities listed in paragraph 16.

     22. After the Court signs the Final Judgment provided for in paragraph 21 of this Agreement, no default by any person, other than NAP, NWL or the administrator, in the performance of any covenant or obligation under this Agreement or any order or judgment entered in connection therewith shall affect the dismissal of the Lawsuit, the discharge of NAP and/or NWL, or any other provision of paragraph 21.

     23. If (a) the preliminary or final approval of this Agreement and the settlement described herein is not obtained or is reversed on appeal, or (b) the effective date of settlement, as defined in paragraph 37, does not occur for any reason, or (c) entry of the order or Final Judgment described in paragraphs 17 or 21 is finally reversed, or (d) the judgment is modified by the Court or on appeal, and NWL or NAP so elects, or (e) NWL or NAP elect to void the settlement, as provided in paragraph 25, this Agreement shall be null and void, shall have no further force and effect with respect to any party in the Lawsuit, and shall not be offered in evidence or used in the Lawsuit for any purpose, including the existence, certification or maintenance of any purported class. In such event, this Agreement and all negotiations, proceedings, documents prepared, and statements made in connection herewith shall be without prejudice to NAP, NWL and/or the Plaintiffs, shall not be construed to be an admission or confession by any party of any fact, matter, or proposition of law, and shall not be used in any manner for any purpose, and NAP, NWL and the Plaintiffs shall stand in the same position as if this Agreement had not been negotiated, made or filed with the Court. In such event, NAP, NWL and Plaintiffs further agree to move jointly for the Court to vacate any and all orders issued by the Court pursuant to the provisions of this Agreement. Plaintiffs, however, expressly reserve the right to seek certification of the class as stated in Plaintiffs' Motion for Class Certification and any amendments thereto.

     24. Plaintiffs' Counsel, NWL, and NAP shall use their best efforts to obtain provisional certification of the Settlement Class and court authorization to disseminate notice of this Agreement as soon as practicable after the date of execution of this Agreement, or as soon thereafter as the Court's schedule permits. Plaintiffs' Counsel, NWL, and NAP shall use their best efforts to seek a hearing to obtain final approval of the settlement, to be held not less than sixty (60) days following initial publication and mailing of the notices in the form of Exhibits "D" and "E".

     25. If more than 1,000 of the potential Settlement Class members elect to be excluded from the Settlement Class and/or object to the settlement, NWL and NAP reserve the right to withdraw from the settlement, upon written notice to Plaintiffs' Counsel, within seven (7) days after notification of the number of opt outs and objections.

     26. NWL and NAP agree to jointly seek certification of a Settlement Class for the approval of this settlement, but reserve the right to advise the court regarding their position regarding certification of a class action for any other purpose.

     27. This settlement agreement is contingent upon the court's approval of the Settlement Agreement between Plaintiffs and NAP. By signing this Agreement, Plaintiffs and NAP agree as follows:

     a. In accordance with paragraph 2.c of Exhibit A of the said Settlement Agreement between Plaintiffs and NAP, $353,000 of the "settlement fund" shall be paid by NAP through NWL in order to make the distribution more cost effective. NWL agrees that it will fund such sum to the Zero Percent Interest Fund and Guaranteed Rate Reduction Fund of Exhibit "A";

     b. A combined notice of both the NAP and NWL settlements shall be sent to class members in the forms shown on the attached Exhibit "D" and "E";

     c. The persons who will be considered the "Settlement Class" will be as defined in this Agreement; and

     d. The remaining terms of the Settlement Agreement between Plaintiffs and NAP, including the payments of $397,000 to class representatives and attorneys fees, are not modified hereby; and

     e. NWL agrees that the fact of the payment by NAP to NWL under this paragraph 27 will not be offered in litigation between NAP and NWL as evidence that NAP committed or participated in the commission of any act alleged by Plaintiffs herein.


     28. Plaintiffs NAP and NWL shall bear their own court costs incurred in the Lawsuit subject to paragraph 29.

     29. NAP and NWL reserve all rights of whatever kind, including but not limited to past, present and future rights of set off and/or indemnification, against each other and/or against Nora Vincent; except NWL and NAP agree to release any claims against Nora Vincent if she provides a mutual release and dismissal with prejudice of the claims brought against NWL and NAP, and any and all claims that could have been brought by her against NWL and NAP.

     30. NAP, NWL, and the Plaintiffs agree to seek Court approval of this Agreement and to use their best efforts to effect the consummation and implementation of the settlement contemplated hereunder.

     31. Upon the effective date of settlement, NWL, NAP and its present or former officers, directors, employees, agents, heirs, executors, administrators, successors, reorganized successors, assigns, subsidiaries, affiliates, parents, divisions and predecessors, shall forever be released and discharged from any and all claims, whether legal or equitable in nature, that were brought in the Lawsuit by any Settlement Class member or that could have been brought by any Settlement Class member according to the Release and Waiver attached as Exhibit "H", arising from the marketing and sales of the NWL annuities set forth in paragraph 16.

     32. The class action shall be administered according to the terms of the Agreement Regarding Administration of Class Action Settlement, attached hereto as Exhibit F, incorporated here by reference. The plaintiffs, NWL and NAP agree to use their best efforts to ensure that the Court issue an order and Final Judgment reflecting the terms of this Agreement in the forms attached as Exhibits "C" and "G ".

     33. This Agreement and its attachments shall constitute the entire agreement of the parties and shall not be subject to any change, modification, amendment, or addition without the express written consent of counsel on behalf of all parties to this Agreement.

     34. This Agreement shall be binding upon and inure to the benefit of the parties hereof and their representatives, heirs, successors and assigns.

     35. If any one or more of the provisions contained in this Agreement shall for any reason be held to be invalid, illegal, or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision if NAP, NWL, and Plaintiffs' Counsel mutually elect to proceed as if such invalid, illegal or unenforceable provision had never been included in this Agreement.

     36. The Court shall retain continuing and exclusive jurisdiction over the parties to this Agreement, including all members of the Settlement Class, and over the administration and enforcement of the
settlement and the benefits to the Settlement Class hereunder.   Any
disputes or controversies arising with respect to the interpretation, enforcement or implementation of the settlement must be made by motion to the Court.

     37. The effective date of this Agreement shall be the latest date on which it is signed by any of the parties hereto. The effective date of the settlement will be the date the final judgment is final and no longer appealable.

     38. This Agreement may be executed in counterpart by the parties hereto, and a facsimile signature shall be deemed an original signature for purposes of this Agreement.

     39. This Agreement shall be construed under and governed by the laws of the State of Texas, with venue in Travis County, Texas.

     40. Whenever in this agreement, or all documents associated therewith, the term "day" is used, it refers to a calendar day.


                         NATIONAL WESTERN LIFE INSURANCE COMPANY

                         By:       /S/ Ross R. Moody

                         Its:      President

                         Date:     8-19-98

                         NATIONAL ANNUITY PROGRAMS, INC.

                         By:       /S/ Robert Myer

                         Its:      President

                         Date:     8-21-98

                         PLAINTIFFS' COUNSEL

                         MARTIN, DROUGHT & TORRES, INC.
                         NationsBank Plaza, 25th Floor
                         300 Convent Street
                         San Antonio, Texas  78205
                         Telephone: (210) 227-7591
                         Telecopier: (210) 227-7924


               By:       /S/ G. Wade Caldwell   9-4-98
                         G. Wade Caldwell
                         State Bar No. 03621020

                         KINCAID & HORTON
                         100 Congress Avenue, Suite 2100
                         Austin, Texas  78701
                         Telephone: (512) 499-0999
                         Telecopier: (512) 499-0816


               By:       /S/ Mark L. Kincaid
                         Mark L. Kincaid
                         State Bar No. 11431300

               Date:     9-8-98


                        /S/ Billie Annette Diffie
                        Billie Annette Diffie
                        Date:     8-27-98

                        /S/ Billy Davis
                        Billy Davis
                        Date:     8-26-98

                        /S/ Donna Davis
                        Donna Davis
                        Date:     8-26-98


                        Violet L'Hommedieu
                        Date:

                        /S/ Johnnie R. King
                        Johnnie R. King
                        Date:     8-28-98

                        /S/ Deborah C. Chapel
                        Deborah C. Chapel
                        Date:     8-30-98

                        /S/ John W. Chapel
                        John W. Chapel
                        Date:     8-30-98

                         /S/ James H. Hughey
                         James H. Hughey
                         Date:     8-28-98

                         /S/ Frances L. Munson
                         Frances Munson
                         Date:     8-26-98

                         /S/ Jane Keas
                         Jane Keas
                         Date:     8-28-98

                         /S/ Darrell Chambers
                         Darrell Chambers
                         Date:     8-28-98

                         /S/ Wanda Dyess
                         Wanda Dyess
                         Date:     8-26-98

                         /S/ Deborah Paschal
                         Deborah Paschal
                         Date:     9-3-98

                         /S/ Verna J. Evans
                         Verna J. Evans
                         Date:     8-27-98

                         /S/ Orville E. Elliott
                         Orville E. Elliott
                         Date:     8-26-98

                         /S/ Gloria F. Ligon
                         Gloria F. Ligon
                         Date:     8-28-98

                         /S/ Martha J. Bellomy
                         Martha J. Bellomy
                         Date:     8-27-98

                         /S/ Billie D. Mcada
                         Billie D. Mcada
                         Date:     8-27-98

                         /S/ Emma F. Schultz
                         Emma F. Schultz
                         Date:     8-26-98

                         /S/ Katina Xeros
                         Katina Xeros
                         Date:     8-26-98

                         /S/ Chris Xeros
                         Chris Xeros
                         Date:     8-26-98


                         Diane Cantelli:
                         Date:

                         /S/ Rod Miller
                         Rod Miller
                         Date:     8-27-98

                         /S/ Keith Weathersby
                         Keith Weathersby
                         Date:     8-25-98

                         /S/ James Yamada
                         James Yamada
                         Date:     8-25-98




                             EXHIBIT "A"

                         TERMS OF SETTLEMENT

     In settlement of all claims against NWL in the Lawsuit, including all costs and attorney's fees, NWL agrees to pay to Plaintiffs, the class members, and their counsel the amounts described below (collectively, the "Settlement Fund"), and to perform the other acts described below. Plaintiffs shall look solely to the Settlement Fund for settlement and satisfaction of all claims against NWL in the Lawsuit.

1. Within three days after the Court provides preliminary approval of this Agreement and provisionally certifies a class for purposes of settlement, NWL shall advance to the administrator named in Exhibit "F" the following:

      a. The funds required by the administrator for set up, expenses and preparation of mailing of notices and claim forms;

      b. The information required by the administrator as outlined on Exhibit "F." NWL is responsible for all costs of notices and administration of the settlement.

2. Within ten days after the Final Judgment approving the class settlement and dismissing the plaintiffs' class action against NAP and NWL with prejudice becomes final and non-appealable, NWL shall fund the Settlement Fund as follows:

      a. Excluding the amounts paid by NAP, $5,000 apiece, to each of the 25 named class representative plaintiffs for a total of $125,000 from NWL and NWL agrees not to oppose the extra compensation;

      b.   A fund of $1,012,000,  to be used to compensate those persons who selected options 5, 6, or 7 on their 01-1076, 01-1082, 01-2205,
           01-2205A, 01-2206, 01-2206C, 01-2301 and 01-2301A
           annuities between 8/92 and 12/96 and received less than three percent interest (the "Underpayment Fund"). The amount shall be paid to all the people who file a claim in the form
           attached as Exhibit 1 and meet the criteria of Exhibit 2, it being the representation and agreement of NWL that all such persons will receive a 100% refund of under payments with
           interest as described in this paragraph.  NWL has paid 3
           percent interest on these plans since December of 1996. The total amount of each person's claim shall be a total of the difference between the payments received by these policyholders at 0 percent and the same payments projected by National Western at 3 percent. All under payments shall be brought forward at 6 percent interest from the date of
           underpayment until the day on which the claim is paid.    If
           the total amount of valid claims exceeds $1,012,000, NWL will pay the excess. If the total amount of valid claims are less than $1,012,000, the balance will be handled as in paragraph 3 herein.

      c. Including the $353,000 from NAP, a total of $2,566,000 to fund two settlement funds: the "Zero Percent Interest Fund" and the "Guaranteed Rate Reduction Fund."

           i.   Zero Percent Interest Fund
                (a) Amount allocated to fund: $2,266,000.
                (b) Class members eligible to make claims on the Zero Percent Interest Fund: all NWL policyholders who owned a 01-1076, 01-1082, 01-2205, 01-2205A, 01-2206, 01-2206C,
                01-2301 or a 01-2301A policy, and (i) annuitized under options 1, 2, 3 and 4, after August 1, 1992, or (ii) "surrendered", as defined in this Agreement, after August 1, 1992. Claims will be paid only for those class members who submit a claim form in the forms attached hereto as Exhibit 3 that meet the criteria set forth on
                Exhibit 4, attached hereto. Class members who selected a LERO will remain eligible to select any of the settlement options, subject to the terms of this settlement agreement.
                (c) Amount per claim:

                (I) for those policyholders who chose options 1, 2, 3 and 4 and meet the criteria of Exhibit 4, NWL offers to switch these policyholders from lifetime payments to fixed period payouts. To do this, the amount of the claim will be the difference between the monthly or yearly sums thus far received by the policyholder and the sums that would have been received by the policyholder had they chosen option 5 or 6 and received 3 percent interest. These sums will be accumulated forward to the date of settlement at 6 percent interest compounded annually. Furthermore,
                NWL will continue to pay the modal payments due under a fixed period payout at 3 percent interest until five (or seven, depending on the terms of the policy) years from the original annuity date of the policyholders.
                If the policyholder originally selected a lifetime payout with monthly payments, NWL will continue to pay monthly payments for five (or seven, depending on the terms of the policy) years from the date on which the policyholder originally selected a lifetime payout.
                If the policyholder originally selected a lifetime payout with yearly payments, NWL will continue to pay yearly payments for five (or seven, depending on the terms of the policy) years from the date on which the policyholder originally selected a lifetime payout.
                (II). For those policyholders who "surrendered" and meet the criteria of Exhibit 4, the amount of the claim will be the difference between the cash value received by the policyholder and the present value as of the surrender date of a 5 (or 7, depending on the terms of the policy) year payout of the Account
                Balance at 3 percent interest using a 6 percent discount rate, accumulated at 6 percent compounded annually to the effective date of settlement.
       ii.  Guaranteed Rate Reduction Fund
            (a) Amount allocated to fund: $300,000.
            (b) Class members eligible to make claims against the
                Guaranteed Rate Reduction Fund are all persons that owned NWL annuity policies 01-1057, 01-1059, 01-1061,
                01-1061A, 01-1061C, 01-1061D, 01-1061 Rev. 6/86, 01-1063,
                01-1063A, 01-1063 Rev. 1/85, 01-1063D, 01-1063
                Rev. 6/86, 01-1063A Rev. 9/86 or 01-1065 policy that
                "surrendered", as defined in the Settlement Agreement, after October 1, 1993. Claims will be paid only for those class members who submit a claim form, in the forms attached hereto as Exhibits 5, which meets the criteria set forth on Exhibit 6, attached hereto.
           (c) Amount per claim: For those policyholders who meet the criteria of Exhibit 6, the amount of the claim will be the difference between the cash value received by the policyholders and the present value as of the surrender date of a 3 (or 5 depending on the terms of the policy) year payout of the Account
                Balance at the guaranteed interest rate using a 6 percent discount rate, accumulated at 6 percent compounded annually to the effective date of settlement.
3.   COMMON FEATURES
     a. Capped Funds: If the total amount of approved claims under the Zero Interest Fund and Guaranteed Rate Reduction Fund exceed $2,566,000, NWL will have no obligation to contribute further, and the claims will be reduced and paid proportionally.

     b. Guaranteed Amount: NWL agrees to distribute at least $900,000 to approved claims. If there are less than $900,000 in approved claims, NWL will increase the payment on each approved claim proportionally until $900,000 is paid out.

     c.   Pourover:   Subject to the $900,000 guaranteed payment, if the
          amount of approved claims on the Underpayment Fund, Zero Percent Interest Fund, or Guaranteed Rate Reduction Fund is less than the allotted amount, and the amount of claims in the other funds exceeds the allotted amount, the remaining balance of the undersubscribed funds will be available to satisfy claims against the oversubscribed Zero Percent Interest Fund and/or Guaranteed Rate Reduction Fund. If both the Zero Percent Interest Fund and Guaranteed Rate Reduction Funds are oversubscribed, then the excess funds from the undersubscribed Underpayment Fund, will be applied proportionately to the other two funds. NWL has no obligation under this pourover provision to exceed the Capped Funds amount of $2,566,000.

     d. If there are unused funds after application of the Pourover provision, NWL shall be allowed to recover its out-of-pocket costs of notice and administration.

     e. If there are still unused funds after application of the Pourover provision, recovery of the out of pocket cost of notice and administration, and payment of at least $900,000 for approved claims, then all remaining amounts in the fund shall revert to NWL. NAP shall not be refunded any amounts.

4. In the event of an appeal, the Capped Funds amounts of $2,566,000 and class representation extra compensation shall be increased at 5% per annum. Funds will be distributed in the manner provided in the Agreement Regarding Administration of the Class Settlement, Exhibit "F".

5. Exceptions: The parties to this Agreement believe that only the forms listed in the Zero Percent Interest Fund were subject to the 0% or 1% payment program and that only the forms listed in the Guaranteed Rate Reduction Fund were subject to the guaranteed rate reduction program. However, if it is discovered during the claims process that Persons who owned a 1076, 1082, 2205, 2205A, 2206, 2206C, 2301 or 2301A policy were subject to the guaranteed rate reduction program on their 1076, 1082, 2205, 2205A, 2206, 2206C,
     2301 policy then those policies shall be eligible to make claims under the Guaranteed Rate Reduction Fund, subject to the criteria of Exhibit 6. If it is discovered during the claims process that persons who owned a 1057, 1059, 1061, 1061A, 1061C, 1061D, 1061
     Rev. 6/86, 1063, 1063A, 1063 Rev. 1/85, 1063D, 1063 Rev. 6/86,
     1063A Rev. 9/86 or 1065 policy were subject to the 0% interest program on their 1057, 1059, 1061, 1061A, 1061C, 1061D, 1061 Rev.
     6/86, 1063, 1063A, 1063 Rev. 1/85, 1063D, 1063 Rev. 6/86, 1063A
     Rev. 9/86 or 1065 policy then those policies shall be eligible to make claims under the Zero Percent Interest Fund, subject to the criteria of Exhibit 4.

6.   NWL promises as follows:

     a. Retroactive to December 1, 1996, NWL promises to pay in the future no less than 3 percent interest to all persons who annuitize after August 1, 1992 and who select options 5 and 6 on policy numbers 01-1076, 01-1082, 01-2205, 01-2205A, 01-2206,
          01-2206C, 01-2301 and 01-2301A.
     b. NWL promises to pay no less than 5 percent to all persons who annuitize after the effective date of the settlement, and who select option 7 for no less than or no greater than seven years on policy numbers 01-1076, 01-1082, 01-2205, 01-2205A,
          01-2206, 01-2206C, 01-2301 and 01-2301A.
     c NWL will immediately terminate the practice of requiring policyholders to agree to a lower guaranteed rate on the 01-1057, 01-1059, 01-1061, 01-1061A, 01-1061C, 01-1061D, 01-1061
          Rev. 6/86, 01-1063, 01-1063A, 01-1063 Rev. 1/85, 01-1063D, 01-1063
          Rev. 6/86, 01-1063A Rev. 9/86 and 01-1065 policies in
          exchange for agreeing to extend the annuity dates, and will void all such agreements made in the past.
     d. NWL will permit all policy holders who purchased a policy from Nora Vincent and who have not yet annuitized, or who have more than three years remaining on their payout, to select options
          5 or 6 under those policies for a term of not less than 3 years.

7. Except as provided herein, NWL shall have no further obligation to pay any monies in connection with this settlement.

8. NWL will supply to Plaintiffs' counsel all information necessary to arrive at a value of the settlement, which Plaintiffs' counsel currently estimates to be approximately $10 million dollars. The value of the settlement will be stated in the notice to the Settlement Class. NWL and NAP agree not to oppose a stated value in this range.

9. Excluding the amounts paid by NAP, attorney's fees and expenses as approved by the Court, in an amount not to exceed $1,650,000, will be paid by NWL 7 days after the Court approves the settlement. NWL and NAP agree not to oppose an application for fees and expenses up to this amount. Plaintiffs' counsel will hold the attorney's fees in an interest bearing account until the Final Judgment is final and no longer appealable. If the attorney's fees are reduced on appeal, then Plaintiffs' counsel will return the amount of reduction, with interest, to NWL. If the settlement is reversed or vacated on appeal, the attorney's fees and accrued interest will be returned to NWL.


                          NATIONAL WESTERN LIFE INSURANCE
                          COMPANY, INC.

                          By:  /S/ Ross R. Moody

                          Its: President

                          Date:  8-19-98


                              PLAINTIFFS' COUNSEL

                              MARTIN, DROUGHT & TORRES, INC.
                              NationsBank Plaza, 25th Floor
                              300 Convent Street
                              San Antonio, Texas  78205
                              Telephone: (210) 227-7591
                              Telecopier: (210) 227-7924


                          By: /S/ G. Wade Caldwell    9-4-98
                              G. Wade Caldwell
                              State Bar No. 03621020

                              KINCAID & HORTON
                              100 Congress Avenue, Suite 2100
                              Austin, Texas  78701
                              Telephone: (512) 499-0999
                              Telecopier: (512) 499-0816


                          By: /S/ Mark L. Kincaid
                              Mark L. Kincaid
                              State Bar No. 11431300

                              Date: 9-8-98


                              /S/ Billie Annette Diffie
                              Billie Annette Diffie
                              Date:     8-27-98

                              /S/ Billy Davis
                              Billy Davis
                              Date:     8-26-98

                              /S/ Donna Davis
                              Donna Davis
                              Date:     8-26-98



                              Violet L'Hommedieu
                              Date:


                              /S/ Johnnie R. King
                              Johnnie R. King
                              Date:     8-28-98

                              /S/ Deborah C. Chapel
                              Deborah C. Chapel
                              Date:     8-30-98

                              /S/ John W. Chapel
                              John W. Chapel
                              Date:     8-30-98

                              /S/ James H. Hughey
                              James H. Hughey
                              Date:     8-28-98

                              /S/ Frances L. Munson
                              Frances Munson
                              Date:     8-26-98

                              /S/ Jane Keas
                              Jane Keas
                              Date:     8-28-98

                              /S/ Darrell Chambers
                              Darrell Chambers
                              Date:     8-28-98

                              /S/ Wanda Dyess
                              Wanda Dyess
                              Date:     8-26-98

                              /S/ Deborah Paschal
                              Deborah Paschal
                              Date:     9-3-98

                              /S/ Verna J. Evans
                              Verna J. Evans
                              Date:     8-27-98

                              /S/ Orville E. Elliott
                              Orville E. Elliott
                              Date:     8-28-98

                              /S/ Gloria F. Ligon
                              Gloria F. Ligon
                              Date:     8-28-98

                              /S/ Martha J. Bellomy
                              Martha J. Bellomy
                              Date:     8-27-98

                              /S/ Billie D. Mcada
                              Billie D. Mcada
                              Date:     8-27-98

                              /S/ Emma F. Schultz
                              Emma F. Schultz
                              Date:     8-26-98

                              /S/ Katina Xeros
                              Katina Xeros
                              Date:     8-26-98

                              /S/ Chris Xeros
                              Chris Xeros
                              Date:     8-26-98


                              Diane Cantelli:
                              Date:

                              /S/ Rod Miller
                              Rod Miller
                              Date:     8-27-98

                              /S/ Keith Weathersby
                              Keith Weathersby
                              Date:     8-25-98

                              /S/ James Yamada
                              James Yamada
                              Date:     8-25-98